EXHIBIT 99

FROM:	BALLY TOTAL FITNESS HOLDING CORP. 8700 West Bryn Mawr Ave. Chicago, IL 60631 www.ballyfitness.com Contact: Jon Harris - Tel. (773) 864-6850 Vice President, Media Development & Communications

THE MWW GROUP Public Relations - Tel. (201) 507-9500 Contact: Matt Messinger mmessing@mww.com

FOR IMMEDIATE RELEASE

BALLY TOTAL FITNESS NAMES PAUL TOBACK PRESIDENT
AND CHIEF EXECUTIVE OFFICER

CHICAGO, December 11, 2002 – Bally Total Fitness Holding Corporation (NYSE: BFT), North America’s leader in health and fitness products and services, announced today that Paul Toback, 39, has been appointed President and Chief Executive Officer, effective immediately. Toback, who has been with the Company since 1997, most recently as Chief Operating Officer, succeeds Lee Hillman, 47, who announced his retirement today as CEO and as a member of the Bally Board of Directors in order to pursue new challenges and interests, and spend more time with his family.

       Since becoming COO, Mr. Toback directed the day-to-day operations of the business, including sales and marketing, fitness services, media development, and the management of the Company’s nearly 430 fitness facilities throughout North America, Asia and the Caribbean. During his tenure at Bally, Mr. Toback has spearheaded a number of successful initiatives, including the development and implementation of the popular Rapid Results Program, the growth of the personal training business, the opening of more than 380 retail stores within its fitness centers, the development and implementation of a brand licensing program, and the Company’s new international franchising business.

       Prior to this role, Mr. Toback was Senior Vice President of Corporate Development, where under his direction, Bally Total Fitness’ private-label nutritional supplements grew into a highly successful branded product group sold both inside and outside Bally Total Fitness facilities.

       “The Board of Directors and I want to thank Lee Hillman for his outstanding years of dedicated service to Bally Total Fitness,” said Toback. “Lee was instrumental in orchestrating the successful turnaround of Bally Total Fitness and in helping the Company become the recognized leader in the industry.”

       “With our operational and financial foundation in place, I look forward to working side by side with the industry’s best management team in leading the Company into the next phase of development. Together, we will further solidify Bally’s position as the total source for all health and fitness product and service needs.”

       Hillman commented, “We’ve transformed Bally Total Fitness from its roots as a small group of regional fitness brands into North America’s fitness leader with facilities in every major U.S. market, as well as in key international locations. I am proud of what we’ve achieved, but as with all companies, the time has come for the next generation of leaders to strategically take this organization forward.”

       “As a major shareholder in this Company, I have an enormous amount of confidence in Paul Toback, John Dwyer and the senior management team. Paul and John are dynamic professionals, and I know they will bring Bally Total Fitness to the next level and help the Company reach its full potential,” Hillman concluded.

The Company will focus on the following core priorities:

  Operational excellence in all aspects of the business, including the most important area, customer service.

  Financial discipline, including managing capital spending and identification of operational efficiencies.

  Growing the top line by increasing membership sales and driving penetration of value added products and services.

  Continuing to pursue partners for the membership financing business.

  Brand development and growth.

  Enhancing employee hiring, training and retention processes.

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       “We have already begun to successfully leverage the Company’s position as the industry’s leader through the introduction of our Bally-branded products and services, creating added value for both our members and our Company,” Toback added. “Working in partnership with CFO John Dwyer and the senior management team, I plan to strategically build upon these successful programs, as well as implement a series of new initiatives, plans and processes designed to make Bally Total Fitness an even better place for our shareholders, members and employees.”

       “Paul is very sensitive to the operational and financial needs of Bally Total Fitness, as well as managing and growing the Company in a profitable and controlled manner,” said John Dwyer, Executive Vice President and Chief Financial Officer, Bally Total Fitness. “For several years, the management team in place has managed the overall direction and operations of the Company. And, we look forward to building on this successful foundation we have established in the months and years ahead.”

       The current executive management team will remain in place and includes:

  Paul Toback, President and Chief Executive Officer

  John Dwyer, EVP, Chief Financial Officer

  Bill Fanelli, SVP, Finance

  Cary Gaan, SVP, General Counsel

  John Wildman, SVP, Sales and Marketing

  Harold Morgan, SVP, Human Resources

       In connection with the retirement of Mr. Hillman, the Company will incur a non-recurring after tax charge of approximately $5.8 million ($.17 per fully diluted share), $2.0 million of which relates to various stock grants, and will have cash payments totaling approximately $1.9 million through the first quarter of 2003.

       The Company will host a teleconference call today, Wednesday, December 11, 2002, at 9:00 a.m. (Central Time). The purpose of the call will be to discuss the Company’s recent news announcement prior to the opening of the market. The U.S. call-in number is 1-877-777-1967, and the international number is 612-332-0806. Password: Bally Total Fitness Conference. Those interested may listen to this conference call via the Company’s web site at www.ballyfitness.com.

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About Paul Toback

       Mr. Toback joined Bally Total Fitness in 1997 as Vice President, Corporate Development and was named Senior Vice President, Corporate Development in 1998. Prior to joining Bally Total Fitness, he was Chief Operating Officer of Globetrotters Engineering Corporation, a worldwide engineering, management and development company. He also served as executive assistant to the Chief of Staff in the first administration of the Clinton White House, where he was a senior advisor to the President’s Chief of Staff and managed the day-to-day operations of the White House. His White House responsibilities included helping lead the planning and execution of the 1994 Summit of the Americas and the successful campaign to pass NAFTA.

       Mr. Toback has also served as director of administration for the City of Chicago under Mayor Richard M. Daley and as an attorney in Chicago. He is a graduate of Stanford University and has a Juris Doctorate from the University of Chicago Law School.

About Bally Total Fitness

       Bally Total Fitness is the largest and only nationwide, commercial operator of fitness centers, with approximately four million members and nearly 430 facilities located in 29 states, Canada, Asia and the Caribbean under the Bally Total Fitness®, Crunch Fitness SM , Gorilla Sports SM , Pinnacle Fitness®, Bally Sports Clubs® and Sports Clubs of Canada® brands. With more than 150 million annual visits to its clubs, Bally offers a unique platform for distribution of a wide range of products and services targeted to active, fitness-conscious adult consumers.

Forward-looking statements in this release including, without limitation, statements relating to the Company’s plans, strategies, objectives, expectations, intentions, and adequacy of resources, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, among others, the following: general economic and business conditions; competition; success of operating initiatives, advertising and promotional efforts; existence of adverse publicity or litigation; acceptance of new product and service offerings; changes in business strategy or plans; quality of management; availability, terms, and development of capital; business abilities and judgment of personnel; changes in, or the failure to comply with, government regulations; regional weather conditions and other factors described in filings of the Company with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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